                                                                      EXHIBIT 99

[SYMBION LOGO]



CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5900


                     SYMBION, INC. ANNOUNCES FOURTH QUARTER
                              AND YEAR-END RESULTS

NASHVILLE, TENNESSEE (FEBRUARY 26, 2004) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the fourth quarter and year ended December 31, 2003.

For the fourth quarter ended December 31, 2003, revenues increased 13% to $47.5 million compared with $41.9 million for the fourth quarter ended December 31, 2002. Net income for the fourth quarter of 2003 increased 80% to $7.2 million compared with $4.0 million for the fourth quarter of 2002. Earnings per diluted share increased 78% to $0.57 for the fourth quarter ended December 31, 2003, compared with $0.32 for the fourth quarter ended December 31, 2002. EBITDA less minority interests increased 11% to $8.2 million for the fourth quarter ended December 31, 2003, compared with $7.4 million for the fourth quarter ended December 31, 2002. Same store net patient service revenue for the fourth quarter ended December 31, 2003, increased 7% compared with the same period in 2002.

Results for the fourth quarter of 2003 included a benefit for income taxes of approximately $3.1 million, which primarily related to the recognition of a deferred tax asset of approximately $3.1 million. The fourth quarter of 2003 results also included the impact of higher interest expense incurred in connection with the refinancing of outstanding indebtedness, which was completed in the third quarter of 2003. The Company intends to pay off the higher cost indebtedness in March 2004 with proceeds from the initial public offering completed on February 11, 2004. Upon payment of this and other indebtedness with the proceeds of the offering, the Company's outstanding indebtedness will be approximately $20.0 million and its ratio of debt to total capitalization will be 8%.

For the year ended December 31, 2003, revenues increased 22% to $176.3 million compared with $144.7 million for the year ended December 31, 2002. Net income for the year ended December 31, 2003, increased 42% to $17.5 million compared with $12.3 million for the year ended December 31, 2002. Earnings per diluted share increased 37% to $1.38 for the year ended December 31, 2003, compared with $1.01 for the year ended December 31, 2002. EBITDA less minority interests increased 22% to $30.4 million for the year ended December 31, 2003, from $25.0 million for the year ended December 31, 2002. Same store net patient service revenue for 2003 increased 8% compared with 2002.

Results for 2003 included a benefit for income taxes of approximately $2.2 million, which primarily related to the recognition of a deferred tax asset of approximately $3.1 million. The 2003 results also included the impact of higher interest expense and prepayment penalties incurred in connection with the refinancing of outstanding indebtedness, which was completed in the third quarter of 2003. The Company intends to pay off the higher cost indebtedness with the proceeds from the initial public offering.


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SMBI Announces Fourth Quarter and Year-End Results
Page 2
February 26, 2004



Symbion's initial public offering of 8,280,000 shares of its common stock at a price of $15.00 per share included 1,080,000 shares sold following exercise in full by the underwriters of an option granted to them by the Company to purchase the additional shares to cover over-allotments. The Company received net proceeds of $115.5 million in the offering, after deducting underwriting discounts and commissions. The Company is using the net proceeds to repay indebtedness and to pay holders of the Company's Series A and Series B convertible preferred stock in connection with the conversion of those shares to common stock upon the completion of the offering.

Commenting on the fourth quarter and year-end results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "We are pleased with the response to our initial public offering and with our performance for the year ended December 31, 2003. Our financial results in 2003 were driven by the addition of ten centers - five de novos and five acquisitions - during the year, organic growth at existing centers and fiscal discipline. In addition, we have assembled a strong management team to manage our growth and deliver results. In our view, this business strategy, coupled with the strength of our balance sheet as a result of our initial public offering, bodes well for continued success in 2004."

The live broadcast of Symbion's conference call will begin at 11:00 a.m. Eastern Time on February 27, 2004. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.fulldisclosure.com.

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in nineteen states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to maintain good relationships with the physicians who use its facilities;
(vi) risks related to the recently adopted Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (vii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (viii) the Company's ability to incur significant indebtedness; (ix) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (x) the Company's dependence on its senior management; and (xi) other risks and uncertainties detailed from time to time in the Company's recent filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


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SMBI Announces Fourth Quarter and Year-End Results
Page 3
February 26, 2004



                                  SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                  THREE MONTHS ENDED                   YEAR ENDED
                                                      DECEMBER 31,                     DECEMBER 31,
                                              ----------------------------    ---------------------------
                                                  2003            2002            2003            2002
                                              ------------    ------------    ------------    ------------

Revenues                                      $     47,472    $     41,912    $    176,269    $    144,688
Operating expenses:
    Salaries and benefits                           12,307          10,955          46,275          37,541
    Supplies                                         9,953           7,999          35,099          28,338
    Professional and medical fees                    2,849           2,146           9,889           7,356
    Rent and lease expense                           2,879           2,454          10,891           9,146
    Other operating expenses                         3,915           2,819          15,151          11,311
                                              ------------    ------------    ------------    ------------
         Cost of revenues                           31,903          26,373         117,305          93,692
    General and administrative expense               4,067           3,902          15,874          14,328
    Depreciation and amortization                    2,441           2,181           9,295           7,836
    Provision for doubtful accounts                    922           1,770           2,748           4,843
    Loss (income) on equity investments               (226)             14            (402)           (541)
    Impairment and loss on disposal
      of long-lived assets                             275              --             437             492
    Gain on sale of long-lived assets                 (409)             --            (571)           (457)
                                              ------------    ------------    ------------    ------------
         Total operating expenses                   38,973          34,240         144,686         120,193
                                              ------------    ------------    ------------    ------------
Operating income                                     8,499           7,672          31,583          24,495
    Minority interests in income
      of consolidated subsidiaries                  (2,698)         (2,488)        (10,447)         (7,353)
    Interest expense, net                           (1,724)         (1,084)         (5,782)         (4,625)
                                              ------------    ------------    ------------    ------------
Income before income taxes                           4,077           4,100          15,354          12,517
Provision (benefit) for income taxes                (3,129)             53          (2,170)            215
                                              ------------    ------------    ------------    ------------
Net income                                    $      7,206    $      4,047    $     17,524    $     12,302
                                              ============    ============    ============    ============

Net income per share:
    Basic                                     $       0.68    $       0.39    $       1.66    $       1.19
                                              ============    ============    ============    ============
    Diluted                                   $       0.57    $       0.32    $       1.38    $       1.01
                                              ============    ============    ============    ============

Weighted average number of common shares
  outstanding and common equivalent shares:
      Basic:                                    10,550,788      10,508,030      10,536,745      10,349,569
      Diluted:                                  12,641,192      12,716,358      12,658,620      12,144,140


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SMBI Announces Fourth Quarter and Year-End Results
Page 4
February 26, 2004


                                  SYMBION, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                  DEC. 31,      DEC. 31,
                                                                    2003          2002
                                                                  --------      --------

                                     ASSETS

Current assets:
   Cash and cash equivalents                                      $ 17,658      $ 20,648
   Restricted cash                                                      --         1,000
   Accounts receivable, less allowance for doubtful accounts        21,991        18,732
   Inventories                                                       5,371         4,350
   Prepaid expenses and other current assets                         4,062         5,163
                                                                  --------      --------
      Total current assets                                          49,082        49,893
Property and equipment, net of accumulated depreciation             62,714        51,069
Goodwill                                                           116,654        77,942
Other intangible assets, net                                         1,022         1,093
Investments in and advances to affiliates                           13,778         5,490
Other assets                                                         9,534         3,401
                                                                  --------      --------

Total assets                                                      $252,784      $188,888
                                                                  ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               $  3,800      $  3,996
   Accrued payroll and benefits                                      6,533         4,741
   Other accrued expenses                                            9,139         7,699
   Current maturities of long-term debt                              3,631         8,618
                                                                  --------      --------
Total current liabilities                                           23,103        25,054
Long-term debt, less current maturities                            101,037        57,738
Other liabilities                                                    4,609         1,154
Convertible debentures                                               3,071         3,171
Minority interests                                                  16,949        15,094
Total stockholders' equity                                         104,015        86,677
                                                                  --------      --------

Total liabilities and stockholders' equity                        $252,784      $188,888
                                                                  ========      ========

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


SMBI Announces Fourth Quarter and Year-End Results
Page 5
February 26, 2004



                                  SYMBION, INC.
                           SUPPLEMENTAL OPERATING DATA


                                                THREE MONTHS ENDED             YEAR ENDED
                                                   DECEMBER 31,                 DECEMBER 31,
                                             ------------------------     ------------------------
                                                2003           2002          2003           2002
                                             ---------      ---------     ---------      ---------
SAME STORE STATISTICS:
Cases                                           35,400         33,114       132,950        126,777
Cases percentage growth                            6.9%           N/A           4.9%           N/A
Net patient service revenue per case         $   1,190      $   1,185     $   1,160      $   1,129
Net patient service revenue per case
    percentage growth                              0.4%           N/A           2.7%           N/A
Number of same store surgery centers                27            N/A            25            N/A

CASH FLOW INFORMATION (IN THOUSANDS):
Net cash provided by operating activities    $   5,677      $   3,793     $  27,181      $  21,770
Net cash used in investing activities          (50,005)        (7,741)      (73,348)       (21,592)
Net cash provided by financing activities       45,353            369        43,177          5,235

REVENUES (IN THOUSANDS):
Net patient service revenues                 $  42,828      $  37,557     $ 158,121      $ 130,942
Physician service revenues                       1,031            889         3,796          2,563
Other service revenues                           3,613          3,466        14,352         11,183
                                             ---------      ---------     ---------      ---------
Total revenues                               $  47,472      $  41,912     $ 176,269      $ 144,688
                                             =========      =========     =========      =========

EBITDA less minority interests (1)               8,242          7,365        30,431         24,978
Number of surgery centers operated
    as of end of period (2)                                                      44             34
Number of states in which the Company
    operates surgery centers                                                     19             15

(1) When the term "EBITDA" is used, it refers to operating income (loss) plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. Symbion's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

         The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. Symbion has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.


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SMBI Announces Fourth Quarter and Year-End Results
Page 6
February 26, 2004


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities (in thousands):


                                                       THREE MONTHS ENDED           YEAR ENDED
                                                          DECEMBER 31,              DECEMBER 31,
                                                     ---------------------     ---------------------
                                                       2003         2002         2003         2002
                                                     --------     --------     --------     --------
EBITDA                                               $ 10,940     $  9,853     $ 40,878     $ 32,331
 Minority interests in income of
    consolidated subsidiaries                          (2,698)      (2,488)     (10,447)      (7,353)
                                                     --------     --------     --------     --------
EBITDA less minority interests                          8,242        7,365       30,431       24,978
 Depreciation and amortization                         (2,441)      (2,181)      (9,295)      (7,836)
 Interest expense, net                                 (1,724)      (1,084)      (5,782)      (4,625)
 Income taxes                                           3,129          (53)       2,170         (215)
                                                     --------     --------     --------     --------
Net income                                              7,206        4,047       17,524       12,302
 Depreciation and amortization                          2,441        2,181        9,295        7,836
 Impairment and loss on disposal
    of long-lived assets                                  275           --          437          492
 Gain on sale of long-lived assets                       (409)          --         (571)        (457)
 Minority interests in income of consolidated
    subsidiaries                                        2,698        2,488       10,447        7,353
 Distributions to minority partners                    (3,091)      (2,105)     (10,690)      (6,177)
 Loss (income) on equity investments                     (226)          14         (402)        (541)
 Provision for doubtful accounts                          922        1,770        2,748        4,843
 Changes in operating assets and liabilities, net
    of effects of acquisitions and dispositions:
      Accounts receivable                              (3,000)      (2,621)      (3,537)      (5,694)
      Other assets                                       (991)        (990)        (642)      (3,080)
      Other liabilities                                  (148)        (991)       2,572        4,893
                                                     --------     --------     --------     --------
Net cash provided by operating activities            $  5,677     $  3,793     $ 27,181     $ 21,770
                                                     ========     ========     ========     ========

(2) Includes surgery centers that Symbion manages but in which the Company does not have an ownership interest.


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